UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2017

Commission file number 000-23446

SUGARMADE, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3008888
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

167 N. Sunset Ave., City of Industry, CA	91744
(Address of principal executive offices)	(Zip Code)

(888) 982-1628
(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 8, 2017, Directors of Sugarmade Inc., a Delaware Corporation (the “Company”) approved the cancellation of 9,003,000 common shares in the Company.

Pursuant to a Share Cancellation Agreement dated March 8, 2017 between Mr. Scott Lantz, a former CEO of the Company, and the Company, effective on March 8, 2017, the Board of Directors (the “Board”) authorized the cancellation of two million (2,259,229) common shares in the Company. Additionally, the Board authorized the reissuance of 259,229 to Mr. Lantz, which are to be issued on a restricted basis and will be subject to normal resale holding periods and restrictions.

On March 8, 2017, the Board also authorized the cancellation of the below listed certificates. The Board has determined these certificates were improperly issued and are therefore cancelled as of this date.

Certificate 9536 for 1,500,000 common shares

Certificate 9537 for 1,500,000 common shares

Certificate 9538 for 3,000,000 common shares

Certificate 9537 for 571,000 common shares

Certificate 9562 for 432,000 common shares

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: March 13, 2017	By:	/s/ Jimmy Chan
Name: Jimmy Chan
Title: Chief Executive Officer

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